SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ______________

                                   FORM 8-K

                                CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           November 18, 1996


                         UNITY FIRST ACQUISITION CORP.
              (Exact Name of Registrant as Specified in Charter)



         Delaware                   0-21683                    13-3899021
(State or Other Jurisdiction      (Commission                (IRS Employer
    of Incorporation)             File Number)             Identification No.)



     245 Fifth Avenue - Suite 1502, New York, New York             10016
         (Address of Principal Executive Offices)                (Zip Code)



    Registrant's telephone number, including area code    (212) 696-4282


                                 Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)




                           Exhibit Index on Page 5
                             Page 1 of 13 Pages

Item 1.       Changes in Control of Registrant.

              Not applicable.


Item 2.       Acquisition or Disposition of Assets.

              Not applicable.


Item 3.       Bankruptcy or Receivership.

              Not applicable.


Item 4.       Changes in Registrant's Certifying Accountant.

              Not applicable.


Item 5.       Other Events.

    On November 18, 1996 the initial public offering ("IPO") of 1,250,000 Units ("Units") of Unity First Acquisition Corp. ("UFAC") was consummated. Each Unit consists of one share of Common Stock, $.0001 par value per share ("Common Stock"), one Class A Redeemable Common Stock Purchase Warrant and one Class B Redeemable Common Stock Purchase Warrant. Each Warrant entitles the holder to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $7,500,000. In accordance with the terms of the Underwriting Agreement, the underwriters in the IPO were paid 8% of the gross proceeds for commissions and discounts and 3% of the gross proceeds for its nonaccountable expense allowance. Prior to such offering, UFAC had total assets of approximately $250,000. Audited financial statements as of November 18, 1996 reflecting the consummation of the IPO have been issued by UFAC.


Item 6.       Resignations of Registrant's Directors.

              Not applicable.


Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

             (a)  Financial Statements of Business Acquired

                  Not applicable.

             (b)  Pro Forma Financial Information

                  Not applicable.



                             Page 2 of 13 Pages

            (c)  Exhibits

                 No.  Description                   Page
                 ---  -----------                   ----

                 28.1 Audited Financial Statements   6


Item 8.       Change in Fiscal Year.

              Not applicable.




                               Page 3 of 13 Pages

                                 SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 18, 1996       Unity First Acquisition Corp.
                        (Registrant)


                        /s/ Lawrence Burstein
                        Lawrence Burstein
                        President




                               Page 4 of 13 Pages

                                 EXHIBIT INDEX




         No.            Description                        Page
         ----           -----------                        ----

         28.1           Audited Financial Statements        6





                               Page 5 of 13 Pages